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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-32016

                             PROSPECTUS SUPPLEMENT

                       To Prospectus dated March 17, 2000

    and supplemented by the Prospectus Supplements, dated April 17, 2000 and
                                May 12, 2000 of

                       VALUE CITY DEPARTMENT STORES, INC.

         Filene's Basement, Inc. ("Filene's") sold the following number of shares of our common stock on the dates provided below:

- 1,500 shares on May 5, 2000;          - 2,000 shares on June 2, 2000;
- 2,000 shares on May 9, 2000;          - 2,000 shares on June 6, 2000;
- 2,000 shares on May 10, 2000;         - 2,000 shares on June 7, 2000;
- 2,000 shares on May 15, 2000;         - 2,000 shares on June 8, 2000;
- 11,000 shares on May 16, 2000;        - 2,000 shares on June 9, 2000;
- 2,000 shares on May 18, 2000;         - 2,000 shares on June 13, 2000;
- 2,000 shares on May 19, 2000;         - 2,000 shares on June 14, 2000;
- 400 shares on May 22, 2000;           - 2,000 shares on June 15, 2000;
- 2,000 shares on May 23, 2000;         - 2,000 shares on June 16, 2000;
- 2,000 shares on May 24, 2000;         - 2,000 shares on June 19, 2000;
- 2,000 shares on May 25, 2000;         - 2,000 shares on June 20, 2000;
- 2,000 shares on May 26, 2000;         - 2,000 shares on June 21, 2000; and
- 1,000 shares on May 30, 2000;         - 500 shares on June 22, 2000.
- 2,000 shares on May 31, 2000;

These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, Filene's beneficially owned 253,608 shares of our common stock.

         The John D. Holley Revocable Trust, John D. Holley TTEE (the "John Holley Trust") sold the following number of shares of our common stock on the dates provided below:

- 800 shares on June 12, 2000; and      - 1,000 shares on June 19, 2000.

These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, the John Holley Trust beneficially owned 62,187 shares.

         The Thomas W. Holley Revocable Trust, Thomas Holley TTEE (the "Thomas Holley Trust") sold the following number of shares of our common stock on the dates provided below:

- 1,000 shares on June 13, 2000;         - 1,000 shares on June 15, 2000; and
- 1,000 shares on June 14, 2000;         - 1,000 shares on June 16, 2000.

These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, the Thomas Holley Trust beneficially owned 59,988 shares.
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         On June 23, 2000, the closing price per share of our common stock on the New York Stock Exchange was $8.63.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO CONTRARY IS A CRIMINAL OFFENSE.


            The date of this Prospectus Supplement is June 26, 2000.





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